THIRD AMENDMENT TO PARTICIPATION AGREEMENT

        THIS THIRD AMENDMENT TO PARTICIPATION AGREEMENT is made as of this ____ day of __________, 2005, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY ("GWL&A"), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (the "Adviser") and AMERICAN CENTURY INVESTMENT SERVICES, INC. (the "Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

                                    RECITALS

        WHEREAS, GWL&A, the Adviser and the Distributor are parties to a certain Participation Agreement, dated September 14, 1999, and amended April 20, 2000 and May 1, 2002 (the "Original Agreement"), pursuant to which shares of Portfolios of the Fund, an open-end management investment company registered under the Investment Company Act of 1940, are made available to act as an investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts to be offered by insurance companies, including GWL&A; and

        WHEREAS, the parties have agreed to add Class I of the VP Vista Fund as a Designated Portfolio on behalf of the Accounts to fund the variable annuity contracts sold through FutureFunds as well as the variable life insurance contracts sold through COLI VUL Series Account 2, either directly or indirectly through the Profile Portfolios of the Maxim Series Fund, Inc. and the parties have agreed to revise Schedule B to include this new Designated Portfolio as well as the available class for each Designated Portfolio.

        NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows, effective as of the date first written above:

        1. Schedule B of the Original Agreement is hereby deleted and replaced in its entirety with the Schedule B attached hereto and incorporated by reference herein.

        IN WITNESS WHEREOF, the undersigned duly authorized officers have executed this Amendment in their capacities as such as of the date first written above.


GREAT WEST LIFE & ANNUITY           AMERICAN CENTURY INVESTMENT
INSURANCE COMPANY                   MANAGEMENT, INC.


By:______________________________   By: _____________________________
Name:____________________________   Name:___________________________
Title: ____________________________ Title:____________________________


                                    AMERICAN CENTURY INVESTMENT
                                    SERVICES, INC.


                                    By:______________________________
                                    Name:____________________________
                                    Title:_____________________________


                                       1


                                   SCHEDULE B


Designated Portfolios (offered either directly or indirectly to the Accounts)
-----------------------------------------------------------------------------

Name of Portfolio                                  Available Class

American Century VP Capital Appreciation           Class I
American Century VP Balanced                       Class I
American Century VP Advantage                      Class I
American Century VP International                  Class I
American Century VP Value                          Class I
American Century VP Income & Growth                Class I
American Century VP Ultra                          Class I
American Century VP Vista                          Class I